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Exhibit 99.1

News Release
For Immediate Release

Quest Resource Corporation and
Pinnacle Gas Resources, Inc. Announce Merger

        OKLAHOMA CITY—October 16, 2007—Quest Resource Corporation (NASDAQ: QRCP) and Pinnacle Gas Resources, Inc. (NASDAQ: PINN) announced today that their boards of directors have unanimously approved a stock-for-stock merger and that the companies have signed a definitive merger agreement.

        Under the terms of the merger agreement, Pinnacle stockholders will receive 0.6584 shares of Quest common stock for each share of Pinnacle common stock they own. Based on the closing market prices for the shares of both companies on October 15, 2007, the combined company would have an equity market capitalization of approximately $450 million and Pinnacle stockholders will receive Quest common stock worth approximately $207 million. It is anticipated that Quest's current stockholders will own approximately 55 percent of Quest following the merger and Pinnacle's current stockholders will own the remaining approximately 45 percent. The merger is expected to be tax free to stockholders of both companies.

        "Quest is excited by the opportunity to combine our operations with Pinnacle. This transaction creates a geographically diversified, CBM-focused company with significant reserve potential. This acquisition is consistent with Quest's long-term strategy to acquire and develop significant unconventional resource opportunities to support the growth of our planned upstream MLP strategy. We look forward to working with Pinnacle's management team and are encouraged by the fact that both companies employ similar strategies and techniques for developing CBM. We believe that we are now poised to grow into a leading independent unconventional resource company," said Jerry D. Cash, Quest's Chairman, President and Chief Executive Officer.

        "The combination of Quest and Pinnacle is an excellent fit and builds substantial scale for our stockholders. The merger combines dominant acreage and operating positions in two prolific low risk resource plays with over one million acres under lease that will allow considerable growth in production, reserves and pipeline development," said Peter G. Schoonmaker, Pinnacle's President and Chief Executive Officer.

        Following the merger, Jerry Cash will continue to serve as Chairman, President and Chief Executive Officer and as a director of Quest. The Board of Directors of Quest will consist of seven directors, four designated by Quest and three designated by Pinnacle.

Additional Information about the Merger

        As a result of the merger, Pinnacle will survive as a wholly owned subsidiary of Quest. Quest will continue to be listed on the Nasdaq Stock Market. The merger is subject to various conditions, including approval of the stockholders of both Quest and Pinnacle and other customary conditions. It is anticipated that the closing of the merger will occur in the first or second quarter of 2008.

About Quest Resource Corporation

        Quest Resource is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. Quest is a fully integrated E&P company, operating more than 1,800 producing wells which produce into its controlled 1,800+ mile gathering pipeline system, and utilizes its own fleet of completion equipment to meet its drilling and completion program. Quest currently has more than 1,700 locations in its drilling inventory. For more information, visit the Quest Resource website at www.qrcp.net.

About Pinnacle Gas Resources, Inc.

        Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves. It focuses on the development of coalbed methane (CBM) properties located in the Rocky Mountain region. Pinnacle holds CBM acreage in the Powder River Basin in northeastern Wyoming and southern Montana as well as in the Green River Basin in southern Wyoming.    As of June 30, 2007, Pinnacle owned natural gas and oil leasehold interests in approximately 478,000 gross (332,000 net) acres, approximately 94% of which were undeveloped. At February 28, 2007, Pinnacle had estimated net proved reserves of 25.9 Bcf. Pinnacle Gas Resources was founded in 2003 and is headquartered in Sheridan, Wyoming.

Advisors

        Quest's financial advisor for the merger is Friedman, Billings, Ramsey & Co., Inc.; its principal legal advisor is Stinson Morrison Hecker LLP. Pinnacle's financial advisor is Jefferies Randall & Dewey, a division of Jefferies & Company, Inc., and its principal legal advisor is Andrews Kurth LLP.

Forward-Looking Statements and Additional Information

        Opinions, forecasts, projections or statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although each of Quest and Pinnacle believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out each company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's and Pinnacle's filings with the Securities and Exchange Commission (SEC). You can find Quest's filings with the SEC at www.qrcp.net or at www.sec.gov and Pinnacle's filings with the SEC at www.pinnaclegas.com or at www.sec.gov. By making these forward-looking statements, neither Quest nor Pinnacle undertakes any obligation to update these statements for revisions or changes after the date of this release.

        QUEST AND PINNACLE WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING QUEST, PINNACLE AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF QUEST AND PINNACLE SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY QUEST AND PINNACLE WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV.

        THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO QUEST) MAY ALSO BE OBTAINED FOR FREE FROM QUEST BY DIRECTING A REQUEST TO QUEST, 9520 N. MAY AVENUE, SUITE 300, OKLAHOMA CITY, OKLAHOMA, ATTENTION DAVID GROSE; TELEPHONE: (405) 488-1304 EXT. 6823; E-MAIL: DGROSE@QRCP.COM.

        THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PINNACLE) MAY ALSO BE OBTAINED FOR FREE FROM PINNACLE BY DIRECTING A REQUEST TO PINNACLE GAS RESOURCES, INC., I E.

ALGER, SHERIDAN, WYOMING 82801, ATTENTION: ANDREA MELLINGER; TELEPHONE: (307) 673-9710; E-MAIL: AMELLINGER@PINNACLEGAS.COM.

        Quest, its directors and executive officers, certain members of its management and certain of its employees may be considered "participants in the solicitation" of proxies from Quest's stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Quest stock by its directors and certain of its executive officers is included in its proxy statement dated May 8, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

        Pinnacle, its directors and executive officers, certain members of its management and certain of its employees may be considered "participants in the solicitation" of proxies from Pinnacle's stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Pinnacle stock by its directors and certain of its executive officers is included in Amendment No. 7 to Pinnacle's registration statement on Form S-1 (File No. 333-133983) dated September 27, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Company Contact:

Jerry D. Cash, Chairman and Chief Executive Officer
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304
Website: www.qrcp.net
Peter G. Schoonmaker, President and Chief Executive Officer
Ronald T. Barnes, Chief Financial Officer
Phone: (307) 673-9710
Website: www.pinnaclegas.com

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Quest Resource Corporation and Pinnacle Gas Resources, Inc. Announce Merger